Exhibit 4.37

SRK Consulting (Canada) Inc.
Suite 1000 – 25 Adelaide Street East
Toronto, Ontario. M5C 3A1
Canada

toronto@srk.com
www.srk.com

Tel: 416.601.1445
Fax: 416.601.9046

Toronto, June 22, 2007

Project number: 3US010.002

CONSENT

Ladies and Gentlemen:

The undersigned hereby consents to the references to (1) the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-80 being filed by Uranium One Inc. under the United States Securities Act of 1933, as amended, in connection with (a) the report entitled “An Independent Technical Report on the Modder East Gold Project, Located near Springs, Gauteng Province, Republic of South Africa” dated August 31, 2006 and amended October 26, 2006 and (b) the report entitled “An Independent Technical Report on the Eastern Mining Assets, Located near Springs, Gauteng Province, Republic of South Africa” dated September 1, 2005 and amended October 20, 2005 and (2) all other references to the undersigned included or incorporated by reference in such Registration Statement.

Yours truly,

SRK Consulting (Canada) Inc.

/s/ Jean-François Couture Ph.D., P.Geo
Jean-François Couture Ph.D., P.Geo
Principal Geologist

Group Offices:	North American Offices:
Africa	Denver	303.985.1333
Asia	Elko	775.753.4151
Australia	Fort Collins	970.407.8302
North America	Reno	775.828.6800
South America	Toronto	416.601.1445
United Kingdom	Tucson	520.544.3668